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Exhibit No. 10(AI)

                  Directors Restricted Stock Deferral Agreement

                      THE PROGRESSIVE CORPORATION DIRECTORS
                         RESTRICTED STOCK DEFERRAL PLAN
                               DEFERRAL AGREEMENT

THIS DEFERRAL AGREEMENT is entered into pursuant to the provisions of The Progressive Corporation Directors Restricted Stock Deferral Plan ("Plan"). All capitalized terms in this Agreement shall have the meanings ascribed to them in the Plan.

1. Deferral Election. I hereby elect to defer receipt of the following portion of each Restricted Stock Award granted to me in 2004 under The Progressive Corporation 2003 Directors Equity Incentive Plan. This election shall become effective as of the date the restrictions applicable to such Awards (or portion thereof) expire and shall not apply to any Award (or portion thereof) that fails to vest free of all restrictions.

         PLEASE INDICATE THE PERCENTAGE OF EACH AWARD YOU WOULD LIKE TO DEFER:
         ______%

2. Designated Deferral Period. (The Plan gives you the option of electing a Designated Deferral Period. If you elect a Designated Deferral Period, the balance of your deferral account established pursuant to this Agreement will be distributed to you within thirty (30) days following the date the Designated Deferral Period ends, or, if earlier, the date you die or terminate your service as a director of The Progressive Corporation or the date a Change in Control occurs. If you do not elect a Designated Deferral Period, your account will be distributed within thirty (30) days following the earlier of the date you die or terminate your service as a director of The Progressive Corporation or the date a Change in Control occurs.)

PLEASE CHECK ONE OF THE FOLLOWING:

____I elect a Designated Deferral Period ending on the __ day of __________, 20____.

OR

_____ I do not wish to elect a Designated Deferral Period.

3. Method of Distribution. I hereby elect that any distribution of the balance of the deferral account established pursuant to this Agreement made on account of termination of service as a director or expiration of a Designated Deferral Period be paid as follows: (CHECK ONE)

         in a single lump sum payment______

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OR in

         Three annual installments ____
         Five annual installments  ____
         Ten annual installments   ____

I understand that Plan distributions made on account of reasons other than termination of service as a director or expiration of a Designated Deferral Period will be made in a single lump sum payment, unless the Plan provides otherwise.

4. Investment of Deferral Account. I understand that each amount credited to the deferral account established pursuant to this Agreement shall be deemed to be invested in the Common Shares, $1.00 par value, of The Progressive Corporation until distribution of the balance of the account. I also understand that this deemed investment is merely a device used to determine the amount payable to me under the Plan and does not provide me with any actual rights or interests in such Common Shares or any other particular funds, securities or property of The Progressive Corporation or any of its affiliates. I also understand that my right to receive distributions under the Plan makes me a general creditor of The Progressive Corporation with no greater right or priority than any other general creditor of The Progressive Corporation.

5. Miscellaneous. I understand that this Agreement is subject to the terms, conditions and limitations of the Plan, as in effect from time to time, in all respects and that, except as expressly permitted by the Plan, all elections made in this Agreement are irrevocable. I acknowledge that I have received, read and understand the Plan document establishing the Plan. I agree to accept as final and binding all decisions and interpretations of the Committee relating to the Plan and this Agreement.

NAME OF ELIGIBLE DIRECTOR

DATE:
SSN:

Your electronic submission of this Election Form will create a date/time stamp and serve as your signature.

Received and accepted on behalf of the Committee this ____ day of ____________,
______.

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